Exhibit 15(ii) under Form N-1A
                                    Exhibit 1 under Item 601/Reg. S-K

                                     FORM OF

                              RULE 12B-1 AGREEMENT


      This Agreement is made between the Financial Institution executing this Agreement ("Administrator") and Federated Securities Corp. ("FSC") for the mutual funds (referred to individually as the "Fund" and collectively as the "Funds") for which FSC serves as Distributor of shares of beneficial interest or capital stock ("Shares") and which have adopted a Rule 12b-1 Plan ("Plan") and approved this form of agreement pursuant to Rule 12b-1 under the Investment Company Act of 1940. In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

      1. FSC hereby appoints Administrator to render or cause to be rendered sales and administrative support services to the Funds with respect to the Classes thereof and their shareholders.

      2. The services to be provided under Paragraph 1 may include, but are not limited to, the following:

      (a) communicating account openings through computer terminals located on the Administrator's premises ("computer terminals"), through a toll-free telephone number or otherwise;

      (b) communicating account closings via the computer terminals, through a toll-free telephone number or otherwise;

      (c) entering purchase transactions through the computer terminals, through a toll-free telephone number or otherwise;

      (d) entering redemption transactions through the computer terminals, through a toll-free telephone number or otherwise;

      (e) electronically transferring and receiving funds for Fund Share purchases and redemptions, and confirming and reconciling all such transactions;

      (f)   reviewing the activity in Fund accounts;

      (g)   providing training and supervision of its personnel;

      (h) maintaining and distributing current copies of prospectuses and shareholder reports;

      (i)   advertising the availability of its services and products;

      (j) providing assistance and review in designing materials to send to customers and potential customers and developing methods of making such materials accessible to customers and potential customers; and

      (k) responding to customers' and potential customers' questions about the Funds.

The services listed above are illustrative. The Administrator is not required to perform each service and may at any time perform either more or fewer services than described above.

      3. During the term of this Agreement, FSC will pay the Administrator fees for each Fund as set forth in a written schedule delivered to the Administrator pursuant to this Agreement. FSC's fee schedule for Administrator may be changed by FSC sending a new fee schedule to the Administrator pursuant to Paragraph 12 of this Agreement. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the fee on the basis of the number of days that the Rule 12b-1 Agreement is in effect during the quarter.

      4. The Administrator will not perform or provide any duties which would cause it to be a fiduciary under Section 4975 of the Internal Revenue Code, as amended. For purposes of that Section, the Administrator understands that any person who exercises any discretionary authority or discretionary control with respect to any individual retirement account or its assets, or who renders investment advice for a fee, or has any authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of such an account, is a fiduciary.

      5. The Administrator understands that the Department of Labor views ERISA as prohibiting fiduciaries of discretionary ERISA assets from receiving administrative service fees or other compensation from funds in which the fiduciary's discretionary ERISA assets are invested. To date, the Department of Labor has not issued any exemptive order or advisory opinion that would exempt fiduciaries from this interpretation. Without specific authorization from the Department of Labor, fiduciaries should carefully avoid investing discretionary assets in any fund pursuant to an arrangement where the fiduciary is to be compensated by the fund for such investment. Receipt of such compensation could violate ERISA provisions against fiduciary self-dealing and conflict of interest and could subject the fiduciary to substantial penalties.

      6. The Administrator agrees not to solicit or cause to be solicited directly, or indirectly at any time in the future, any proxies from the shareholders of any or all of the Funds in opposition to proxies solicited by management of the Fund or Funds, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board of Trustees of the Fund or Funds constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This paragraph 6 will survive the term of this Agreement.

      7. With respect to each Fund this Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved at least annually by the Trustees of the Fund, including a majority of the members of the Board of Trustees of the Fund who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Fund's Plan or in any related documents to the Plan ("Disinterested Trustees") cast in person at a meeting called for that purpose.

      8. Notwithstanding paragraph 7, this Agreement may be terminated as follows:

      (a) at any time, without the payment of any penalty, by the vote of a majority of the Disinterested Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund as defined in the Investment Company Act of 1940 on not more than sixty (60) days' written notice to the parties to this Agreement;

      (b) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940 or upon the termination of the "Administrative Support and Distributor's Contract" or "Distributor's Contract" between the Fund and FSC; and

      (c) by either party to the Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

      9. The termination of this Agreement with respect to any one Fund will not cause the Agreement's termination with respect to any other Fund.

      10. The Administrator agrees to obtain any taxpayer identification number certification from its customers required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide FSC or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

      11. This Agreement supersedes any prior service agreements between the parties for the Funds.

      12. This Agreement may be amended by FSC from time to time by the following procedure. FSC will mail a copy of the amendment to the Administrator's address, as shown below. If the Administrator does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. The Administrator's objection must be in writing and be received by FSC within such thirty days.

      13. This Agreement shall be construed in accordance with the Laws of the Commonwealth of Pennsylvania.


                                    ADMINISTRATOR


                                    Address


                                    City         State         Zip Code

Dated:
                                    By:
                                          Authorized Signature


                                    Title


                                    Print Name of Authorized Signature




                                    FEDERATED SECURITIES CORP.
                                    Federated Investors Tower
                                    Pittsburgh, Pennsylvania 15222-3779



                                    By:
                                    Name:
                                    Title:

                                 Amendment No. 1
                                       to
                     Schedule A to Rule 12b-1 Agreement with
                       Federated Securities Corp. ("FSC")

                               TOWER MUTUAL FUNDS


Portfolios

      Tower Mutual Funds (the "Trust") consists of the following portfolios (the "Funds") effective as of the dates set forth below:

              Name                                             Date

   Tower Capital Appreciation Fund ("TCAF")
      Class A Shares                                   October 14, 1988
      Class B Shares                                  November 28, 1996
   Tower Cash Reserve Fund ("TCRF")
      Class A Shares                                   October 14, 1988
      Class B Shares                                     March 10, 1998
   Tower Louisiana Municipal Income Fund ("TLMIF")     October 14, 1988
   Tower U.S. Government Income Fund ("TUSGIF")        October 14, 1988
   Tower Total Return Bond Fund ("TTRBF")            September 15, 1992
   Tower U.S. Treasury Money Market Fund ("TUSTMMF")      June 01, 1993

Administrative Fees

      1. During the term of this Agreement, FSC will pay Administrator a quarterly fee in respect of each Fund. With respect to TCAF Class A Shares, TCRF Class A Shares, TLMIF, TUSGIF, TTRBF, and TUSTMMF, this fee will be computed at the annual rate of .25 of 1% and, with respect to TCAF Class B Shares, at an annual rate of .75 of 1% of the average net asset value of Shares held during the quarter in accounts for which the Administrator provides services under this Agreement, so long as the average net asset value of Shares in each Fund during the quarter equals or exceeds such minimum amount as FSC shall from time to time determine and communicate in writing to the Administrator.

      2. For the quarterly period in which the Administrative Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the quarter.


Dated:  March 10, 1998

                                 Amendment No. 2
                                       to
                     Schedule A to Rule 12b-1 Agreement with
                       Federated Securities Corp. ("FSC")

                               TOWER MUTUAL FUNDS


Portfolios

      Tower Mutual Funds (the "Trust") consists of the following portfolios (the "Funds") effective as of the dates set forth below:

              Name                                             Date

   Tower Capital Appreciation Fund ("TCAF")
      Class A Shares                                   October 14, 1988
      Class B Shares                                  November 28, 1996
   Tower Cash Reserve Fund ("TCRF")
      Class A Shares                                   October 14, 1988
      Class B Shares                                     March 10, 1998
   Tower Louisiana Municipal Income Fund ("TLMIF")     October 14, 1988
   Tower U.S. Government Income Fund ("TUSGIF")        October 14, 1988
   Tower Total Return Bond Fund ("TTRBF")            September 15, 1992
   Tower U.S. Treasury Money Market Fund ("TUSTMMF") June 01, 1993 Tower Mid-Cap Equity Fund ("TMCEF")
      Class A Shares                                     March 10, 1998
      Class B Shares                                     March 10, 1998

Administrative Fees

      1. During the term of this Agreement, FSC will pay Administrator a quarterly fee in respect of each Fund. With respect to TCAF Class A Shares, TCRF Class A Shares, TMCEF Class A Shares, TLMIF, TUSGIF, TTRBF, and TUSTMMF, this fee will be computed at the annual rate of .25 of 1% and, with respect to TCAF Class B Shares, TCRF Class B Shares and TMCEF Class B Shares, at an annual rate of .75 of 1% of the average net asset value of Shares held during the quarter in accounts for which the Administrator provides services under this Agreement, so long as the average net asset value of Shares in each Fund during the quarter equals or exceeds such minimum amount as FSC shall from time to time determine and communicate in writing to the Administrator.

      2. For the quarterly period in which the Administrative Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the quarter.


Dated:  March 10, 1998